                                                                    EXHIBIT 23.5

                                    CONSENT

  We hereby consent to the reference to our firm under the heading "Experts" in the Prospectus of Arch Communications Group, Inc. constituting part of: (i) Post-Effective Amendment No. 2 on Form S-1 to the Registration Statement on Form S-4 (File Number 333-63519); (ii) Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-4 (No. 333-62211); and (iii) Registration Statement on Form S-4 (No. 333-XXXXX) for the registration of up to 3,675,659 shares of common stock. As noted therein, our review and input only pertains to FCC matters unique to MobileMedia included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996 and the regulations thereunder set forth under "'Risk Factors--Government regulation may burden operations" and "'Industry Overview--Regulation." Stockholders of Arch should not rely on Wiley, Rein & Fielding with respect to any other matters or any other sections of the document.

                                          WILEY, REIN & FIELDING

                                          By: /s/ Nancy J. Victory
                                            -----------------------------
                                             Nancy J. Victory

Dated: May 26, 1999